As filed with the Securities and Exchange Commission on July 30, 2021

Registration Statement No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

GETTY REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland	11-3412575
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

292 Madison Avenue, 9th Floor

New York, New York 10017-6318

(Address of principal executive offices)

Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan

(Full title of the plan)

Joshua Dicker, Esquire	Penny J. Minna, Esquire
Executive Vice President, General Counsel and Secretary	Partner
Getty Realty Corp.	DLA Piper LLP (US)
292 Madison Avenue, 9th Floor	6225 Smith Avenue
New York, New York 10017-6318	Baltimore, Maryland 21209-3600
(516) 478-5400	(410) 580-3000
(Name, address and telephone number of agent for service)	(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock	2,500,000	$31.955	$79,887,500	$8,715.73

(1)

An aggregate of 4,000,000 shares of Common Stock may be issued pursuant to the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “Plan”), of which 1,500,000 shares were previously registered on Form S-8 (File No. 333-223054) and 2,500,000 shares are being registered hereunder. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)

Estimated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of the common stock, par value $0.01 per share, of Getty Realty Corp. as reported on New York Stock Exchange on July 23, 2021.

Explanatory Note

Getty Realty Corp. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 2,500,000 shares of common stock authorized for issuance under the Registrant’s Third Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”). The increase in the number of shares authorized for issuance under the 2004 Plan, as well as certain other amendments described in the Registrant’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “Commission”) on March 16, 2021, was approved by the Registrant’s shareholders on April 27, 2021.

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by the Registrant with the Commission (File No. 333-223054), with respect to securities offered pursuant to the Registrant’s Third Amended and Restated 2004 Omnibus Incentive Compensation Plan are hereby incorporated by reference.

Part II

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement.

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February  25, 2021, including portions of our Definitive Proxy Statement of Schedule 14A filed on March 16, 2021, relating to our 2021 Annual Meeting of Stockholders held on April 27, 2021, to the extent incorporated by reference into such Annual Report on Form 10-K;

(b) our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021 and June 30, 2021, filed with the SEC on April 29, 2021 and July 29, 2021;

(c) our Current Reports on Form 8-K filed with the SEC on February 23, 2021, February  23, 2021, February  26, 2021, March  1, 2021, April  28, 2021, April  28, 2021, April  28, 2021, June  8, 2021 and July  19, 2021; and July 28, 2021;

(d) the description of our capital stock contained or incorporated in the Registration Statement on Form 8-A filed on January 13, 1998 (File No. 001-13777), as amended by Amendment No. 1 to the Registration Statement on  Form 8-A/A filed on November 30, 2017 (File No. 001-13777) (which, among other matters, registers our common stock under Section 12(b) of the Exchange Act), including any other amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit
No.	Description	Incorporation by Reference

4.1	Articles of Incorporation of Getty Realty Holding Corp. (“Holdings”), now known as Getty Realty Corp., filed December 23, 1997.	Incorporated by reference from the Company’s Registration Statement on Form S-4, filed on January 12, 1998 (File No. 333-44065), included as Appendix D to the Joint Proxy/Prospectus that is a part thereof.

4.2	Articles Supplementary to Articles of Incorporation of Holdings, filed January 21, 1998.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

4.3	Bylaws of Getty Realty Corp.	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2011 (File No. 001-13777).

4.4	Articles of Amendment of Holdings, changing its name to Getty Realty Corp., filed January 30, 1998.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

4.5	Articles of Amendment to Articles of Incorporation of Holdings, filed August 1, 2001.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

4.6	Articles Supplementary to Articles of Incorporation of Holdings, filed October 25, 2017.	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (File No. 001-13777).

4.7	Articles of Amendment to Articles of Incorporation of Getty Realty Corp. filed May 17, 2018.	Incorporated by reference from the Company’s Current Report on Form 8-K filed on May 18, 2018 (File No. 001-13777)

4.8	Amendment to Bylaws of Getty Realty Corp.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 001-13777).

4.9	Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan	Incorporated by reference from the Company’s Form DEF-14A filed March 16, 2021.

5.1	Opinion of DLA Piper LLP (US)	Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.

23.2	Consent of DLA Piper LLP (US)	Included in Exhibit 5.1.

24.1	Powers of Attorney	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 30, 2021.

GETTY REALTY CORP.

By:	/s/ Brian Dickman
Brian Dickman
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Christopher J. Constant	President, Chief Executive Officer and Director	July 30, 2021
Christopher J. Constant	(Principal Executive Officer)

/s/ Brian Dickman	Executive Vice President, Chief Financial Officer and Treasurer	July 30, 2021
Brian Dickman	(Principal Financial Officer)

/s/ Eugene Shnayderman	Chief Accounting Officer and Controller	July 30, 2021
Eugene Shnayderman	(Principal Accounting Officer)
A majority of the Board of Directors (Howard B. Safenowitz, Milton Cooper, Philip E. Coviello, Richard E. Montag, Mary Lou Malanoski, Evelyn Infurna and Christopher J. Constant)
/s/ Christopher J. Constant	For himself and as Attorney-in-Fact	July 30, 2021
Christopher J. Constant